================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                              __________________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  June 13, 2001
                                                          -------------

                          ATHEY PRODUCTS CORPORATION
              (Exact Name of Registrant as Specified in Charter)

         Delaware                        1-2723                36-0753480
----------------------------          ------------         -------------------
(State or other jurisdiction          (Commission          (IRS Employer
of incorporation)                     File Number)         Identification No.)

         1839 South Main Street
       Wake Forest, North Carolina                             27587-9289
----------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:    919-556-5171
                                                       ------------

________________________________________________________________________________
                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

================================================================================

Item 3.    Bankruptcy or Receivership.


     On December 8, 2000, Athey Products Corporation, a Delaware corporation ("Athey" or the "Debtor"), filed for protection pursuant to Chapter 11 of the United States Bankruptcy Code ("Code") in the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division (the "Bankruptcy Court"). On June 13, 2001, the Bankruptcy Court entered the Order Approving Disclosure Statement and Confirming Debtor's Plan of Reorganization Dated April 30, 2001, as Amended June 11, 2001 (the "Order").

     This summary of Athey's Plan of Reorganization Dated April 30, 2001, as amended by a First Amendment dated June 11, 2001 (the "Plan"), does not purport to be complete. The Plan was originally filed as Exhibit 99.1 to Athey's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on May 11, 2001, and the First Amendment Dated June 11, 2001 by Debtor to Plan of Reorganization Dated April 30, 2001 is filed as Exhibit 2.2 to this Current Report on Form 8-K. All section references are to the Code.

     Definitions.
     -----------

        .      "Allowed Claim" means any claim against or interest in the Debtor
               (a) for which a proof of claim or interest was filed on or before the date designated by the Bankruptcy Court as the last day on which to file such proofs of claim or interest in the proceeding, or (b) which is listed in the schedules filed by the Debtor (unless listed as unliquidated, disputed or contingent) and, in either case, to which (i) no objection has been filed within the applicable period of limitation fixed by the Code, the bankruptcy rules, or order of the Bankruptcy Court, or (ii) an objection has been timely filed and determined by final order, and then only to the extent the order allows such claim or interest.

        . "Available Cash" means all proceeds generated from the liquidation of assets after payment of secured claims having a lien upon such assets and payment or provision for costs of sale.

        . "Claim" means any right to payment, or any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.

        . "Cost of Administration Claim" or "COA Claim" means any cost or expense of administration allowed pursuant to Section 503(b) and
               Section 507(a)(1) of the Code, including but not limited to (a) actual and necessary expenses of protecting, preserving, operating, leasing and marketing assets of the estate, (b) post-petition costs, indebtedness, or obligations duly and validly incurred or assumed by the Debtor, (c) payments to cure defaults on executory contracts or leases assumed by the Debtor, (d) compensation and reimbursement of expenses of professionals, as provided in the Plan and allowed by the Bankruptcy Court, and (e) reasonable compensation for any liquidating or disbursing agents appointed by the Bankruptcy Court.

        . "Creditors Committee" means the Official Committee of Unsecured Creditors.

        . "Disbursement Date" means any date on which distributions of Available Cash are to be made to creditors pursuant to terms and provisions of the Plan or upon approval of the Bankruptcy Court.

        . "Effective Date" means the first business day next following the date upon which there is a final order confirming the Plan in accordance with Chapter 11 of the Code or June 26, 2001.

        . "Secured Claim" means an Allowed Claim that arose or accrued prior to December 8, 2000 (the "Commencement Date"), that is secured by a lien which has not been avoided, to the extent of the value of the collateral subject to such lien, as determined under Section 506 of the Code.

        . "Surplus Cash" means any remaining Available Cash after payment of costs of administration and all Allowed Claims to the extent and in the manner provided in the Plan.

        . "Unsecured Priority Claim" means an Allowed Claim that arose or accrued prior to December 8, 2000, that is unsecured and is entitled to priority under Section 507 or Section 364 of the Code.

        . "Unsecured Claim" means an Allowed Claim that arose or accrued prior to December 8, 2000, that is unsecured and is not entitled to be treated as a COA Claim or as an Unsecured Priority Claim.

     Summary of Plan.
     ---------------

     The Plan proposes the distribution of the proceeds which resulted from the previous sale of substantially all assets of the Debtor's estate, first in payment of Allowed Claims and then in return of investment to the holders of equity interests (shareholders of the Debtor determined as of the Effective
Date). The Debtor anticipates that there will be sufficient funds to pay all Allowed Claims in full, together with interest at 6.052% (the "Legal Rate"), and that there will be Surplus Cash available for distribution to the holders of equity interests. However, the claims review and reconciliation process has just begun, and the time for filing claims by governmental units has not yet expired. As a result, the Debtor is unable to state at this time the actual amount of Allowed Claims upon which distributions will be made, and must instead estimate the likely distributions based upon a range of probable outcomes.

     Additional provisions of the Plan deal with executory contracts, objections to Claims, funding of the Plan, and releases and discharge of obligations. Pursuant to (S)1145(a), no specimen subscription agreement, offering memorandum or circular, or prospectus has been prepared because no outside third party has been or will be solicited by the Debtor for purposes of contributing capital to fund a restructuring of the Debtor as a reorganized entity. The Debtor's Plan is a consensual Plan, with all classes of creditors and equity interests voting to accept the Plan by the requisite number and/or amount required under (S)1126. The Debtor reserves the right to modify the Plan pursuant to (S)1127, consistent with the requirement that the Plan, as modified, meets the requirements of (S)(S)1122 and 1123.

     Classification and Treatment of Claims and Interests.   For purposes of the
     ----------------------------------------------------
Plan, the Claims of creditors and the interests of equity interest holders are divided into the following classes, and will receive the following treatment:

     Class 1: Cost of Administration Claims: This class includes any claim
     ---------------------------------------
entitled to administrative priority pursuant to Section 507(a)(1), including but not limited to claims for compensation of professionals (attorneys, accountants, consultants, or others) made pursuant to Section 330. Attorneys and accountants for the Debtor shall be compensated for services rendered in such capacity and reasonably necessary to the administration of this estate, upon an hourly basis and at their customary hourly rates, and in such amounts as may be determined by the Bankruptcy Court but not to exceed reasonable compensation for such services. Nachman Hays Consulting, Inc. ("Nachman Hays"), the Debtor's consultant, also received such compensation as allowed by the Bankruptcy Court in connection with the sale of the Debtor's assets outside the ordinary course of business, equal to two percent (2%) of the gross consideration paid to or for the benefit of the Debtor less a credit for interim fees allowed and paid on an hourly basis with respect to the sale of such assets.

     The claims of Class 1 are to be paid in cash, in full, on the Effective Date or as soon thereafter as the same can be determined and allowed by the Bankruptcy Court. Interim compensation has been allowed and paid during the course of the bankruptcy proceeding, both from the pre-petition retainers provided by the Debtor and from available funds. The Debtor has estimated the additional fees and expenses which are expected to be paid after March 31, 2001 in the Liquidation Analysis which is attached as Exhibit A to the Disclosure Statement ("Exhibit A"). As of April 30, 2001, there were pending fee applications which total $426,830.00, all of which have now been approved and paid. The Debtor has estimated that an additional $290,000.00 will likely be incurred during the plan approval and consummation process.

     These costs of administration include the fees and expenses of the various professionals representing the Debtor and the Creditors Committee, the 2% commission paid to Nachman Hays on the sale of the business as a going concern, operating expenses incurred during the winding up of the business, and an adjustment to the purchase price to correct an error in the calculation of the accounts receivable transferred to Five Star Manufacturing LLC ("Five Star"). The amount of the these projected fees and expenses is difficult to predict with any degree of certainty, especially since the amount of time required to resolve the variances between the scheduled and the filed claims will in many instances require individual review, negotiation, and possibly objections and hearings in order to finalize the amount of the allowed claims.

     Class 2: Secured Claim of Wells Fargo Business Credit, Inc., its successors
     ---------------------------------------------------------------------------
or assigns ("Wells Fargo"):  This class consists solely of the secured claim of
--------------------------
Wells Fargo, evidenced by a revolving credit facility note and loan agreement, and secured by a lien upon substantially all assets of the estate. Wells Fargo asserted a secured claim in the amount of $5,175,475.43. At the closing on March 5, 2001, the undisputed portion of the Wells Fargo secured claim was paid in full, in the amount of $4,806,371.79, and sufficient funds were placed in escrow with Debtor's counsel to insure full payment of the disputed balance of such claim to the extent allowed by agreement of the parties or further orders of the Bankruptcy Court. Subsequently, the Debtor conceded that $22,500.00 of the escrow amount was not in dispute, and this sum was paid to Wells Fargo.

     The Debtor and Wells Fargo later agreed upon a compromise and settlement of the remaining disputed portion of such Secured Claim, subject to the approval of the Bankruptcy Court, and filed a motion seeking approval of such compromise with an attached stipulation signed by counsel for the parties. A final order has approved the proposed compromise and settlement, the Secured Claim held by Wells Fargo was paid in full from the escrow, and the balance of the funds held in escrow for such purpose becomes part of the Available Cash. The Allowed Claims in this Class have been paid in full.

     Class 3: Secured Claim of Triad Freightliner of Greensboro, Inc. its
     --------------------------------------------------------------------
successors and assigns ("Triad Freightliner"): This class consists solely of the
---------------------------------------------
Secured Claim of Triad Freightliner, evidenced by two purchase orders submitted by the Debtor to Triad Freightliner pre-petition and based upon the pre-petition sales of certain chassis by Triad Freightliner to the Debtor. Triad Freightliner contended that the chassis were sold on a consignment basis, and that Triad Freightliner retained title or a security interest in such goods or the proceeds thereof. The Debtor disputed the assertion that this claim was secured, and initiated an adversary proceeding to avoid the purported lien, which is now pending before the Bankruptcy Court. The Debtor does not dispute that some amount is owed to Triad Freightliner with respect to such pre-petition sales, but contends that such claim is an Unsecured Claim and should be treated as such under the Plan.

     In connection with the Debtor's post-petition sale of chassis supplied by Triad Freightliner pursuant to the aforesaid purchase orders, and the sale to Five Star of all the remaining chassis which had been delivered by Triad Freightliner to the Debtor pre-petition and which were in the Debtor's possession as of the Commencement Date, the purported lien of Triad Freightliner was transferred to proceeds and funds totaling $893,281.00 (the amount asserted by Triad Freightliner as a secured claim) were placed in escrow with Debtor's counsel sufficient to insure full payment of the disputed Secured Claim to the extent allowed by further orders of the Bankruptcy Court. If the Bankruptcy Court were to determine that the claim is indeed an Allowed Secured Claim, such claim shall be paid in full together with interest at the contract rate. However, if the Bankruptcy Court determines or the parties agree that such claim is an Unsecured Claim, the funds held in escrow shall be included in Debtor's Available Cash and the Claim shall be included in Class 5 and paid in the manner therein provided. The Debtor expects that the Allowed Claims in this Class will be paid in full.

     Triad Freightliner filed a proof of claim in the aggregate amount of $2,035,094.97, which is included in the total scheduled/filed claims shown on Exhibit A; however, (a) $893,281.00 of this amount is the secured claim which the Debtor contends is allowable as an unsecured claim, (b) $21,576.90 of this amount is filed as an unsecured claim which the Debtor does not dispute, and (c) $1,120,237.00 of this amount is filed as an unsecured claim for undelivered goods, which obligation was assumed and assigned to Five Star as part of the sale and which is therefore no longer be a potential claim against the estate. Thus, only $914,857.90 is included in the total projected allowed claims shown on Exhibit A.

     Class 4:  Claims Having Priority, Excluding Any Claim Under Section 507
     -----------------------------------------------------------------------
(a)(1) of the Code:  This class includes all claims entitled to priority under
------------------
Section 507 of the Code, exclusive of the COA Claims provided for in Class 1 (COA Claims allowed under Section 507(a)(1)). Such claims would include claims for wages, salaries, or commissions, including vacation, severance, and sick leave pay earned by an individual, but only to the extent of $4,300.00 for each individual earned within 90 days before the date of filing the petition. The claims of Class 4 shall be paid in cash, in full, within 30 days after the Effective Date, together with interest thereon at the Legal Rate from December 8, 2000 to the date of payment; provided however, that in the event there is
                                ----------------
pending at the proposed Disbursement Date an objection to a claim in this class, sufficient funds will be retained in escrow to assure full payment of such claim to the extent allowed by the Bankruptcy Court. Further, to the extent payment of such a claim would otherwise be subject to federal and state withholding taxes, the gross amount of the allowed claim together with the Debtor's matching employer taxes will be paid through the same payroll service used by the Debtor during its operations, with appropriate withholdings and deposits with the applicable federal or state agencies. Exhibit A does not attempt to separately state the total amount of the potential priority claims, which consist almost entirely of accrued vacation time, but the Debtor estimates that the full amount of these claims total less than $400,000 in the aggregate. The Debtor expects that the Allowed Claims in this Class will be paid in full.

     Class 5:  Unsecured Claims: This class includes all Unsecured Claims other
     ---------------------------
than COA Claims and Priority Claims, including the unsecured portion of any claims listed in the Plan as secured but which are determined to be unsecured by order of the Bankruptcy Court or agreement of the parties after (a) valuation or liquidation of property serving as collateral to secure said claim, or (b) avoidance of any lien securing such claim. In particular, the Debtor contends that the Secured Claim of Triad Freightliner should be included in this Class 5. Also, as noted above, the time for the Debtor or other parties in interest to review and object to claims has not expired. Many of the claims filed in the bankruptcy proceeding have already been identified by the Debtor as ones requiring an objection or at least further examination. In some instances, the amounts scheduled by the Debtor for particular claims vary significantly from the amounts claimed by those creditors.

     In Exhibit A, the Debtor has attempted to set forth the expected distribution on the estimated allowed claims. In reviewing the scheduled and filed claims, the Debtor has attempted to eliminate claims which are (1) apparent duplicates, which occur when a claim is filed and later amended one or more times, and which then appear in the claims register as multiple claims, (2) for leases or contracts which were assumed and assigned to Five Star, or (3) have been paid, in part or in full. The Debtor has also attempted to supplement the claims register with claims which were scheduled by the Debtor, but for which no proofs of claim were filed, as is required by the Code. Finally, the Debtor has estimated the allowed amount of specific claims in those situations where the Debtor has sufficient information to reasonably predict the likely result of an objection, but has not reduced the estimated amount of any claim solely on the basis of a variance from the amount scheduled by the Debtor. Thus, in Exhibit A, the Debtor has shown the total amount of the scheduled and filed claims, and then has deducted those claims which have been paid (secured claims and costs of administration), claims which appear as duplicates when amendments were filed, claims scheduled or filed with respect to executory contracts or leases if such agreements were assumed and assigned, and portions of claims which the Debtor can determine with a reasonable degree of certainty were filed or scheduled in an incorrect amount.

As a result, the Debtor believes the aggregate outstanding amount of the projected allowed claims (secured, priority and unsecured) will be less than the funds available for payment of such claims.

     After payment of the COA Claims and the Unsecured Priority Claims, the Available Cash will be applied to the payment of the Claims of Class 5, which are to be paid in cash, in full, within 30 days after the Effective Date, together with interest thereon at the Legal Rate from the Commencement Date to the date of payment; provided however, that (i) in the event there is pending at
                     ----------------
the proposed Disbursement Date an objection to a claim in this class, sufficient funds will be retained in escrow to assure full payment of such claim to the extent allowed by the Bankruptcy Court, and (ii) in the event there are unresolved claims or objections pending at the time of the proposed Disbursement Date in sufficient number or amount such that full payment of all Allowed Unsecured Claims cannot be assured until such time as the objections are resolved, John A. Northen or such other individual as designated by the Bankruptcy Court after notice and hearing (the "Disbursing Agent") is to make one or more interim disbursements to the extent adequate funds can be disbursed or retained in escrow, as appropriate, so as to expedite payments and also protect the interests of the holders of disputed claims in this Class.

     As set forth in Exhibit A, the Debtor estimated that there will be approximately $7,440,876 available for payment of the outstanding Allowed Claims, after payment of the pending and projected costs of administration. Also, the Debtor estimated that the total amount of Allowed Claims to subsequently be paid from these funds will be $6,490,206, plus interest thereon from December 8, 2000 to July 8, 2001 of approximately $259,608. However, as noted above, the claims review process has only just begun, the amount of the Allowed Claims could be somewhat higher if no objections are allowed or if the Debtor has erroneously eliminated claims which were not in fact duplicates or based upon assigned leases or contracts, and the amount of the Allowed Claims could be somewhat lower if the Debtor is able to reduce the pending claims by negotiation or objection and hearing. While the Debtor is unable to predict the degree to which such reduction might be realized, the Debtor notes that those filed claims which vary significantly from the amounts scheduled by the Debtor have an aggregate variance in excess of $1,000,000, and the Debtor believes that some net reduction in the projected amount of Allowed Claims can be realized.

     Class 6: Equity Interests: This class consists of any and all equity
     --------------------------
interests in the Debtor held by shareholders as of the Effective Date. The holders of equity interests shall receive a pro rata distribution of all Surplus Cash, payable after all COA Claims and all Allowed Claims have been paid as provided in the Plan.

     As noted above with respect to the distributions to Unsecured Claims, the Debtor cannot at this time predict with any reasonable degree of certainty the amount of the Allowed Claims, and consequently the Debtor can only provide an estimate of the potential distributions to shareholders which may occur. As noted on the Liquidation Analysis in Exhibit A, the estimated funds available for distribution to shareholders is projected at $905,854, which would be approximately $0.24 (24 cents) per share of common stock. In the event the cost of administration and/or the aggregate Allowed Claims are higher than estimated, the distributions to shareholders will be reduced; and, to the extent the costs of administration are less than projected and/or the estimated Allowed Claims are reduced by negotiations or by objections and orders of the Bankruptcy Court, the distributions to shareholders will be increased.

Distribution of Available Cash.  After payment of all Secured Claims in full,
-------------------------------
Available Cash shall be distributed

     .    first to payment or adequate provision for the COA Claims,

     .    then to payment of Allowed Priority Unsecured Claims,

     .    then to payment of Allowed Unsecured Claims, and

     . finally in return of capital to the holders of equity interests, after taking into account all distributions made since December 8, 2000.

     . The Disbursing Agent is to make interim distributions if unresolved claims are such as to make full distributions premature.

Consummation.  The Debtor proposes that the Plan is to be substantially
------------
consummated when the events specified in Section 1101(2) of the Code have occurred; provided however, substantial consummation shall not occur until all of the following conditions have been satisfied:

1. Entry of an order confirming the Plan (the "Confirmation Order"), which has become a final order; provided however, that if an appeal of the Confirmation Order is filed but no stay is granted in connection with such appeal, the Debtor may proceed with consummation of the Plan. On June 25, 2001, the Confirmation Order became final.

2. All ancillary documentation necessary to implement and confirm the Plan have been duly executed and delivered by the appropriate parties. This condition has been satisfied.

Liquidation Analysis.  The primary assets of the Debtor's estate consisted of
---------------------
real and personal property, including but not limited to land, buildings, accounts receivable, inventory, furniture, fixtures, machinery, equipment, and intangible assets, all of which have been sold and transferred to Five Star pursuant to prior orders of the Bankruptcy Court. The Debtor filed a Report of Sale with the Bankruptcy Court, reporting that the assets were sold to Five Star for an adjusted purchase price of $12,147,886.00, which was paid in cash at closing. In addition, as part of the sale Five Star agreed to assume certain obligations, which Nachman Hays valued (as part of its interim fee application) as follows:

     1.   Triad Freightliner contract for undelivered chassis. Five Star assumed
          ---------------------------------------------------
          the Debtor's obligations to purchase certain undelivered goods having a sale price of approximately $1,140,000, which Triad Freightliner contended were enforceable obligations under applicable law. Nachman Hays estimated that if the contract is assumed to be enforceable and had the contract been rejected, a claim of approximately $570,000 would have resulted, after the goods were reworked and resold by the vendor.

     2.   Dealer/distributor contracts. Five Star assumed the Debtor's
          ----------------------------
          obligations under the existing contracts with its dealers, which obligations consisted primarily of a limited commitment to repurchase certain qualifying parts inventory. Nachman Hays was unable to quantify the extent of such obligations with any certainty, but estimated the potential claims at approximately $200,000.

     3.   Customer contracts. Five Star assumed the Debtor's obligations under
          ------------------
          outstanding purchase orders from customers having a face amount of $5,095,773. Nachman Hays was unable to quantify the extent of the potential rejection claims with any certainty, but estimated that if the orders were rejected and customers had to obtain replacement goods in the marketplace, the Debtor's estate would suffer additional claims at approximately 10% of that amount, or $509,577.

     4.   Warranty Obligations. Five Star assumed the Debtor's on-going and
          --------------------
          customary warranty obligations, which had historically averaged approximately $1,000,000 per year. Nachman Hays estimated that the Debtor's estate would suffer potential claims in such amount if the warranty obligations had not been assumed.

     As noted above, the sale proceeds were applied in payment of the Wells Fargo secured claim and outstanding costs of administration, with funds remaining for the expected payment of the Allowed Claims in full, with interest, and a distribution to shareholders of the remaining balance. In the event the Plan were not confirmed and this case were converted to a case under Chapter 7, the assets of the estate would still be liquidated and disbursed in the same order of priority, although the delay and additional fees associated with a conversion and appointment of a trustee would probably reduce the net proceeds available for distribution to unsecured creditors and/or to shareholders.

     As of June 13, 2001, Athey had 3,973,459 shares of common stock issued and outstanding. There are no shares reserved for future issuance in respect of claims and interests filed and allowed under the Plan. The total of outstanding and reserved shares is 3,973,459.

     As of June 13, 2001, Athey had total assets of $7,509,684.44 in cash on hand, under the control of John A. Northen, the Disbursing Agent. As of June 13, 2001, Athey had total liabilities in the form of projected total Allowed Claims in the approximate amount of $6,490,016.56, subject to further review by the Bankruptcy Court.

     Attached to this Current Report on Form 8-K as Exhibit 2.1 is a copy of the Order Approving Disclosure Statement and Confirming Debtor's Plan of Reorganization Dated April 30, 2001, as was issued by the Bankruptcy Court on June 13, 2001. Also attached as Exhibit 2.2 is a copy of the First Amendment Dated June 11, 2001 by Debtor to Plan of Reorganization Dated April 30, 2001. Any financial information in the exhibits are unaudited and have not been reviewed by an independent accountant.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


     (c)  Exhibits.

Exhibit Number           Description
--------------           -----------

2.1 Order Approving Disclosure Statement and Confirming Debtor's Plan of Reorganization Dated April 30, 2001, as Amended June 11, 2001 as entered by the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division, on June 13, 2001 in the proceeding styled "In the Matter of Athey Products Corp." (Case No. 00-02736-5-ATS).

2.2 First Amendment Dated June 11, 2001 by Debtor to Plan of Reorganization Dated April 30, 2001.

2.3 Incorporated by reference is the Disclosure Statement for Plan of Reorganization Dated April 30, 2001, reflecting all corrective amendments filed with the Bankruptcy Court on May 2, 2001, filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on May 11, 2001.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ATHEY PRODUCTS CORPORATION


Date:  June 26, 2001                            /s/ William H. Warden
                                          -------------------------------
                                          By:   William H. Warden
                                          Its:  Chief Financial Officer